Exhibit 5.1
July 3, 2007
ShoreTel, Inc.
960 Stewart Drive
Sunnyvale, CA 94085
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by ShoreTel, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about July 3, 2007 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 8,558,319 shares of the Company’s Common Stock, $0.001 par value (the “Stock”), that are subject to issuance by the Company (a) upon exercise of stock options granted under the Company’s 1997 Stock Option Plan, which plan which was terminated in January 2007 and under which no further options will be granted (the “1997 Plan”), (b) upon exercise of a non-plan option to purchase 125,000 shares of the Company’s Common Stock granted in September 2006 (the “Non-Plan Option”), (c) upon the exercise of stock options that have been granted and may be granted under the Company’s 2007 Equity Incentive Plan (the “2007 EIP”), (d) upon the granting by the Company of restricted stock, restricted stock units, performance shares or stock bonuses under the 2007 EIP, (e) upon the vesting of stock appreciation rights granted by the Company under the 2007 EIP or (f) upon the exercise of purchase rights granted or to be granted under the Company’s 2007 Employee Stock Purchase Plan (the “2007 ESPP”).
     In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:
(1)	The Company’s Second Restated Certificate of Incorporation, certified by the Delaware Secretary of State on June 22, 2007, and the Company’s Third Restated Certificate of Incorporation that the Company intends to file with the Delaware Secretary of State in connection with the consummation of the Company’s initial public offering of its Common Stock (the “Restated Certificate”);

(2)	The Company’s Amended and Restated Bylaws certified by the Company’s Secretary on June 22, 2007, and the Company’s Second Amended and Restated Bylaws that the Company intends to adopt in connection with the consummation of the Company’s initial public offering of its Common Stock (the “Bylaws”);

(3)	The Amended and Restated Articles of Incorporation of the Company’s predecessor, ShoreTel, Inc., a California corporation (“ShoreTel California”), certified by the California Secretary of State on October 20, 2004, and as amended by that certain

ShoreTel, Inc.
July 3, 2007

Certificate of Amendment, certified by the California Secretary of State on March 9, 2006, that are in our possession;

(4)	The Agreement and Plan of Merger, dated June 22, 2007, between the Company and ShoreTel California (the “Merger Agreement”), filed with the California Secretary of State on June 22, 2007;

(5)	The Merger Agreement filed with the Delaware Secretary of State on June 22, 2007;

(6)	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(7)	The prospectuses prepared in connection with the Registration Statement (each a “Prospectus”);

(8)	The minutes of meetings and actions by written consent of the incorporators, the stockholders or shareholders and the Boards of Directors that are contained in the Company’s minute books and the minute books of the ShoreTel California, that are in our possession;

(9)	The stock records for both the Company and ShoreTel California that the Company has provided to us, (consisting of a list of stockholders, including a list of option and warrant holders respecting the Company’s capital stock and any rights to purchase shares of capital stock that has been prepared by the Company and dated as of July 3, 2007 verifying the number of such issued and outstanding securities and a certificate from the Company of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof); and

(10)	An Opinion Certificate addressed to us of even date herewith signed by the Company containing certain factual representations.
     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will be effective under the Securities Act, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities

ShoreTel, Inc.
July 3, 2007

executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.
     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.
     Based upon the foregoing, it is our opinion that the 8,558,319 shares of Stock, that may be issued and sold by the Company upon the (a) exercise of stock options that have been granted under the 1997 Plan, (b) exercise of the Non-Plan Option to purchase 125,000 shares of the Company’s Common Stock, (c) exercise of stock options that have been granted and may be granted under the 2007 EIP, (d) granting by the Company of restricted stock, restricted stock units, performance shares or stock bonuses under the 2007 EIP, (e) vesting of stock appreciation rights granted by the Company under the 2007 EIP, or (f) the exercise of purchase rights to be granted under the 2007 ESPP, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and relevant Prospectus, will be validly issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours, FENWICK & WEST LLP
By:	/s/ Jeffrey R. Vetter
Jeffrey R. Vetter, a Partner